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                                                                   EXHIBIT 99.2

                             OFFICER'S CERTIFICATE

   I, Gregory N. Bressler, Secretary of Anchor Series Trust, AIG Series Trust, SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Senior Floating Rate Fund, Inc., SunAmerica Focused Series, Inc., SunAmerica Focused Alpha Growth Fund, Inc. and SunAmerica Focused Alpha Large-Cap Fund, Inc. (the "Funds"), hereby certify that the following are a true and correct copy of the resolutions adopted by the Boards of Directors/Trustees of the Funds at a Board Meeting held on August 28, 2007, and that the resolutions remain in full force and effect.

      RESOLVED, that it is the determination of the Boards of Directors/Trustees, including a majority of the disinterested Directors/Trustees, that the Joint Fidelity Bond covering officers and employees of the Funds in accordance with the requirements of Rule 17g-1 of the 1940 Act in the amount of $22,750,000 is reasonable in form and amount, after having given due consideration to the value of the aggregate assets of the Funds to which any such covered persons may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, the nature of the securities in the Funds' portfolio and all other relevant factors; and the proposed allocation of the total one-year premium of $57,558 among each Fund as set forth in the schedule discussed at the meeting, be and is authorized and approved, after having taken into consideration the number of other parties named as insured parties under said Bond, the nature of the business activities of such other parties, the amount of said Bond and the amount of the total one-year premium therefore, the ratable allocation of such total one-year premium among the insured parties under said Bond, the extent to which the share of the total one-year premium allocated to each Fund was less than the premium the Fund would have to pay if it had provided and maintained a blanket bond which named the Fund as the only insured party and all other relevant factors; and it is

      FURTHER RESOLVED, that the Boards of Directors/Trustees, hereby approve the Agreement Amongst the Named Insured, in substantially the form presented at this meeting, and authorizes its execution by the proper officers of the Funds; and it is

      FURTHER RESOLVED, that the proper officers of the Funds be, and each hereby is, authorized to make any and all payments and do any all such further acts, including making the appropriate filings and/or giving any notices, in the name of the Funds and on their behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

   IN WITNESS WHEREOF, I have hereunto signed my name this 3/rd/ day of October, 2007.


                                                  /s/ Gregory N. Bressler
                                                  ------------------------------
                                                  Gregory N. Bressler

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                             OFFICER'S CERTIFICATE

   I, Nori Gabert, Vice President and Secretary of Seasons Series Trust and SunAmerica Series Trust (the "Trusts"), hereby certify that the following are a true and correct copy of the resolutions adopted by the Boards of Trustees of the Trusts at a Special Board Meeting held on August 17, 2007, and that the resolutions remain in full force and effect.


VOTED: That the Boards of Trustees (the "Boards") of the Trusts, including a majority of the trustees who are not interested persons of the Trusts as defined in the Investment Company Act of 1940, as amended ("Disinterested Trustees"), have determined that the Joint Fidelity Bond will be adequate for the protection of the Trusts' shareholders; and it is

VOTED: That the Boards, including a majority of the Disinterested Trustees, hereby approves the continued participation of the Trusts in the Joint Fidelity Bond; and it is

VOTED: That the Boards of Trustees, including a majority of the Disinterested
       Trustees, hereby approves the payment by the Trusts of its pro-rata portion of the insurance premium for the Joint Fidelity Bond, and determines that each Trusts' allocable portion of the Joint Fidelity Bond premium is fair and reasonable; and it is

VOTED: That the Boards, including a majority of the Disinterested Trustees, hereby approves the Agreement Among Named Insureds, in substantially the form presented at this meeting, and authorizes its execution by the proper officers of the Trusts; and it is

VOTED: That the actions of the duly elected/appointed officers of the Trusts taken in connection with the Joint Fidelity Bond are hereby ratified, adopted and confirmed in all respects; and it is

VOTED: That the duly elected/appointed officers of the Trusts be, and they hereby are, authorized and empowered to take whatever actions and execute whatever documentation they deem necessary or appropriate to effect the foregoing resolutions.

   IN WITNESS WHEREOF, I have hereunto signed my name the 3rd day of October, 2007.


                                                  /s/ Nori L. Gabert
                                                  ------------------------------
                                                  Nori L. Gabert

                             OFFICER'S CERTIFICATE

   I, Nori Gabert, Vice President and Secretary of VALIC Company I and VALIC Company II (the "Funds"), hereby certify that the following are a true and correct copy of the resolutions adopted by unanimous vote by the Boards of Directors/Trustees of the Funds by Written Consents dated August 21, 2007, and that the resolutions remain in full force and effect.


VOTED: That the Boards of Directors/Trustees (the "Boards") of the Funds, including a majority of the directors/trustees who are not interested persons of the Funds as defined in the Investment Company Act of 1940, as amended ("Disinterested Directors/Trustees"), have determined that the Joint Fidelity Bond will be adequate for the protection of the Funds' shareholders; and it is

VOTED: That the Boards, including a majority of the Disinterested
       Directors/Trustees, hereby approves the continued participation of the Funds in the Joint Fidelity Bond; and it is

VOTED: That the Boards of Directors/Trustees, including a majority of the Disinterested Directors/Trustees, hereby approves the payment by the Funds of its pro-rata portion of the insurance premium for the Joint Fidelity Bond, and determines that each Funds' allocable portion of the Joint Fidelity Bond premium is fair and reasonable; and it is

VOTED: That the Boards, including a majority of the Disinterested
       Directors/Trustees, hereby approves the Agreement Among Named Insureds, in substantially the form presented at this meeting, and authorizes its execution by the proper officers of the Funds; and it is

VOTED: That the actions of the duly elected/appointed officers of the Funds taken in connection with the Joint Fidelity Bond are hereby ratified, adopted and confirmed in all respects; and it is

VOTED: That the duly elected/appointed officers of the Funds be, and they hereby are, authorized and empowered to take whatever actions and execute whatever documentation they deem necessary or appropriate to effect the foregoing resolutions.

   IN WITNESS WHEREOF, I have hereunto signed my name the 3rd day of October, 2007.


                                                  /s/ Nori L. Gabert
                                                  ------------------------------
                                                  Nori L. Gabert